UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
x Preliminary Information Statement
¨ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
&$168 Definitive Information Statement

EAST COAST DIVERSIFIED CORPORATION
(Name of Registrant as Specified In Its Charter)

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2) Aggregate number of securities to which transaction applies:
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¨ Fee paid previously with preliminary materials.
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4) Date Filed:

INFORMATION STATEMENT
OF
EAST COAST DIVERSIFIED CORPORATION
1475 West Cypress Road, Suite 202 Ÿ Fort Lauderdale, FL 33309
Telephone (786) 777-0808

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about April __, 2009 to the shareholders of record as of the close of business on March 24, 2009 of the common stock of East Coast Diversified Corporation ("ECDV"). At the record date there were a total of 30,081,216 shares of common stock, par value $0.001 issued and outstanding, having one vote per share  ("common Stock").

ECDV's board of directors has approved, and stockholders owning 19,765,000 shares of the 30,081,216 issued and outstanding shares of ECDV as of March 23, 2009, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of outstanding shares of common stock and are sufficient under NRS Section 78.320 of the Revised Nevada Statutes and ECDV's by-laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of ECDV for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of NRS Section 78.370 of the Revised Nevada Statutes.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

East Coast Diversified Corporation will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

ECDV will only deliver one Information Statement to multiple security holders sharing an address unless ECDV has received contrary instructions from one or more of the security holders. Upon written or oral request, ECDV will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

EAST COAST DIVERSIFIED CORPORATION
1475 West Cypress Road, Suite 202
Fort. Lauderdale, FL 33309
Telephone (786) 777-0808
Attn: Frank Rovito, CEO, CFO and Chairman

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to ECDV’s by-laws and NRS Section 78.320 of the Revised Nevada Statutes, a vote by the holders of at least a majority of ECDV's issued and outstanding shares are required to effect the action described herein. ECDV’s articles of incorporation do not authorize cumulative voting. As of the record date, ECDV had 30,081,216 shares of common stock issued and outstanding of which the consent of 15,040,609 shares are required to approve any action to be taken. The consenting stockholders are the record and beneficial owners of 19,765,000 shares of ECDV's common stock as of March 23, 2009, which represents 65.70% of the issued and outstanding shares of ECDV. Pursuant to NRS Section 78.320 of the Revised Nevada Statutes, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated March 23, 2009, attached hereto as Exhibit A. No consideration was paid for these consents. The consenting stockholders' names, affiliations with ECDV, and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares Beneficially Held	Percentage
Frank Rovito	Chief Executive Officer, CFO and Chairman	925,000	3.07%
Aaron M. Goldstein	Director	9,420,000	31.13%
Richard Margulies	Shareholder	9,420,000	31.13%
Total		19,765,000	65.70%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 23, 2009, certain information regarding the ownership of ECDV’s capital stock by ECDV's directors and officer and each person who is known to ECDV to be a beneficial owner of more than 5% of ECDV’s shares. Unless otherwise indicated below, to ECDV’s knowledge, all persons listed below have sole voting and investing power with respect to their shares, except to the extent authority is shared by spouses under applicable community property laws. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Frank Rovito. CEO, CFO and Chairman	925,000	3.07%
1475 West Cypress Road, Suite 202
Fort Lauderdale, FL 33309
Aaron M. Goldstein, Secretary and Director	9,420,000	31.13%
1475 West Cypress Road, Suite 202
Fort Lauderdale, FL 33309
Richard Margulies	9,420,000	31.13%
1115 Inman Avenue, Suite 160
Edison, NJ 08820
All Directors and Officers as a Group (2 persons)	10,345,000	34.20%
(1) Applicable percentage ownership is based on 30,081,216 shares of common stock outstanding as of March 23, 2009.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of ECDV's board of directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-hundred (1:100) reverse stock split of the common stock of East Coast Diversified Corporation (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split. The Board and the consenting stockholders believe that the Reverse Split is in ECDV's best interests, principally because it will enable ECDV to issue additional shares in connection with a reverse merger or other business purposes.

The immediate effect of the Reverse Split will be to reduce the total number of shares of ECDV's common stock from 30,081,216 shares to approximately 300,812 shares of common stock issued and outstanding. The Company's authorized number of common Stock, 74,000,000 shares, par value $0.001, and Preferred Stock, 1,000,000 shares, par value $0.001, will remain the same after the Reverse Split.

The Reverse Split will affect all of the holders of ECDV's common stock uniformly and will not materially affect any stockholder's percentage ownership interest in ECDV or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about April __, 2009 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of ECDV's common stock and without regard to current certificates representing shares of ECDV's common stock being physically surrendered for certificates representing the number of shares of ECDV common stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split. The Board resolution and stockholders' consents granting the authority to effect a one-for-hundred reverse stock split of the common stock of ECDV is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by ECDV in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse common Stock solely for shares of post-reverse common Stock. The aggregate basis of the shares of the common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of common Stock surrendered in exchange therefore. The holding period of the shares of common Stock to be received in the Reverse Split will include the holding period of the shares of common Stock surrendered in exchange therefor.

ECDV's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF ECDV COMMON STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
EAST COAST DIVERSIFIED CORPORATION
a Nevada Corporation

The undersigned, being the members of the board of directors of East Coast Diversified Corporation, together with the holders of at least a majority of the outstanding shares of East Coast Diversified Corporation, a Nevada corporation (the "Corporation"), acting pursuant to NRS Section 78.320 of the Revised Nevada Statutes and the by-laws of the Corporation, do hereby adopt the following resolutions by written consent as of this 23th day of March 2009:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of common stock of the Corporation, that it is in the best interests of the Corporation and its shareholders that every one hundred (100) issued and outstanding shares of common Stock of the Corporation be automatically split into 1 share of common stock (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

WHEREAS, subject to and in compliance with NRS Section 78.320 of the Revised Nevada Statutes, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as March 24, 2009 (the "Record Date"), such that all persons holding shares of common stock on the Record Date shall have their shares of common stock split applying a ratio of 100 to 1 and that an effective date for the Reverse Split be set on or about April _, 2009;

NOW, THEREFORE, BE IT RESOLVED, that, every 100 issued and outstanding shares of common stock be and hereby are automatically split into 1 share of common stock. Any fractional share will be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of common stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of common stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock of the Corporation. Instead, any fractional share shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

RESOLVED FURTHER, that, subject to the foregoing, the officers of the Corporation, be and hereby are authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares of common stock held by each shareholder after giving effect to the Reverse Split and to take such further action as the officers deem necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that the officers of the Corporation, be and hereby are authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as the officers deem necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by by the officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Frank Rovito, CEO, CFO and Chairman:	Aaron M. Goldstein, Secretary and Director
/s/ Frank Rovito	/s/ Aaron M. Goldstein
March 23, 2009	March 23, 2009

Shareholder: Number of Shares of common Stock: 925,000 or 3.07%
/s/ Frank Rovito
Frank Rovito, March 23, 2009

Shareholder: Number of Shares of common Stock: 9,420,000 or 31.13%
/s/ Aaron M. Goldstein
Aaron M. Goldstein, March 23, 2009

Shareholder: Number of Shares of common Stock: 9,420,000 or 31.13%
/s/ Richard Margulies
Richard Margulies, March 23, 2009